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                                                                    EXHIBIT 23.1



              CONSENT OF FINKLE, ROSS & ROST, INDEPENDENT AUDITORS

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors of
The Leap Group, Inc.:


    We consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-24389) of The Leap Group, Inc. of our report dated April 30, 1997, with respect to the balance sheets of YAR Communications, Inc. as of December 31, 1995 and 1996, and the related statements of income and retained earnings and cash flows for each of the years in the three year period ended December 31, 1996, which report appears in the report on Form 8-K/A of The Leap Group, Inc., filed with the Securities and Exchange Commission on June 12, 1997.

                                         /s/ FINKLE, ROSS & ROST

                                         June 12, 1997






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